Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________

China Internet Café Holdings Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	98-0500738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#1707, Block A, Genzon Times Square Longcheng Blvd, Centre City Longgang District, Shenzhen Guangdong Province, People's Republic of China	98188
(Address of Principal Executive Offices)	(Zip Code)

China Internet Café Holdings Group, Inc.

2014 Incentive Stock Plan

(Full title of the plan)

Mr. Dishan Guo

Chief Executive Officer

#1707, Block A, Genzon Times Square

Longcheng Blvd, Centre City, Longgang District

Shenzhen, Guangdong Province

People’s Republic of China 518172

86 -755- 89896008

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Vincent J. McGill, Esq.

Eaton & Van Winkle LLP

3 Park Avenue, 16th Floor

New York, NY  10016

(212) 779-9910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share (1)	2,568,952	$0.60	$1,541,371.20	$198.53

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2014 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the last sale price reported on the OTCQB on March 10, 2014.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for purpose of registering 2,568,952 shares of common stock of China Internet Café Holdings Group, Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”), par value $0.00001 per share, reserved for issuance under our 2014 Incentive Stock Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the Registration Statement will be sent or given to participants as specified by the SEC Rule 428(b)(1). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) or additional information about the Plan are available, without charge, by contacting the Company at:

China Internet Café Holdings Group, Inc.

#1707, Block A, Genzon Times Square

Longcheng Blvd, Centre City, Longgang District

Shenzhen, Guangdong Province

People’s Republic of China 518172

Attn: Dishan Guo, Chief Executive Officer

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the SEC:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on April 19, 2013;

•	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed May 20, 2013;

•	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 filed on August 14, 2013;

•	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 filed on November 14, 2013;

•	Registrant’s Current Reports on Form 8-K, filed on September 3, 2013, October 28, 2013, January 29, 2014, January 30, 2014 and March 12, 2014; and

•	Registrant’s Registration Statement on Form S-1 (File No. 333-173407), filed on April 8, 2011, as amended on July 12, 2011, February 3, 2012, June 15, 2012, July 17, 2012 and August 24, 2012.

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All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all common stock offered hereunder has been sold or which deregisters all common stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer will be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Articles of Incorporation and bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•	We shall indemnify its directors and officers, or any person serving at our request, to the fullest extent permitted by the NRS.

•	We may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

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Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

All of the shares of common stock that may be offered pursuant to this registration statement were acquired by the selling stockholders who are officers and directors of the Company as incentive awards. These grants were made in reliance upon Section 4(2) of the Securities Act, as it did not involve any public offering.

ITEM 8.  EXHIBITS.

Exhibit Number	Description
4.1	China Internet Café Holdings Group, Inc. 2014 Incentive Stock Plan

5.1	Opinion of Eaton & Van Winkle LLP

23.1	Consent of Eaton & Van Winkle LLP (Included in Exhibit 5.1.)

23.2	Consent of EFP Rotenberg, LLP

24.1	Power of Attorney (Contained on Signature Page)

ITEM 9.  UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China, on the 12th day of March, 2014.

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

By:	/s/ Dishan Guo
Name:	Dishan Guo
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of China Internet Café Holdings Group, Inc., hereby severally constitute and appoint Dishan Guo, our true and lawful attorney-in-fact and agent with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney-in-fact and agent full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, and/or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 12, 2014 in the capacities indicated.

SIGNATURE	CAPACITY

/s/ Dishan Guo	Chief Executive Officer and Chairman
Dishan Guo

/s/ Lei Li	Director
Lei Li

/s/ Wenbin An	Director
Wenbin An

/s/ Lizong Wang	Director
Lizong Wang

/s/ Luke Liu	Director
Luke Liu

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